Exhibit 99.1

k

second Quarter 2021 Earnings Results

Net Investment Income Per Share
Q2 2021 (adjusted):	$0.46
Q2 2021:	$0.38

Sixth Street Specialty Lending, Inc. Reports Second Quarter Adjusted Net Investment Income Per Share of $0.46 and NAV Per Share of $16.85; Declares a Third Quarter Base Dividend Per Share of $0.41 and a Second Quarter Supplemental Dividend Per Share of $0.02

NEW YORK—August 3, 2021— Sixth Street Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported adjusted net investment income of $0.46 per share and adjusted net income of $0.88 per share for the second quarter ended June 30, 2021. These results correspond to an annualized return on equity (ROE) on adjusted net investment income and adjusted net income of 11.0% and 21.4%, respectively.

Both adjusted net investment income per share and adjusted net income per share exclude approximately $0.08 per share of capital gains incentive fee expenses that were accrued, but not paid or payable, related to cumulative gains in excess of cumulative losses less capital gains incentive fees paid inception-to-date. Including the impact of the accrued capital gains incentive fee expenses, the Company’s net investment income and net income for the quarter ended June 30, 2021 were $27.4 million, or $0.38 per share, and $58.4 million, or $0.80 per share, respectively. The Company’s net investment income in the second quarter reflects continued strength in the core earnings power of its portfolio, and the difference between this quarter’s net investment income and net income was due to significant net realized and unrealized gains on the Company’s investments.

Reported net asset value (NAV) per share was $16.85 at June 30, 2021 as compared to $16.47 at March 31, 2021 (or a pro forma NAV per share of $16.41, which accounts for the impact of the $0.06 per share first quarter 2021 supplemental dividend). The primary drivers of this quarter’s NAV per share growth were the net realized and unrealized gains related to portfolio-company specific events and net unrealized gains from the impact of credit spread tightening on the valuation of the Company’s investments.

The Company announced that its Board of Directors has declared a third quarter 2021 base dividend of $0.41 per share to shareholders of record as of September 15, 2021, payable on October 15, 2021, and a second quarter supplemental dividend of $0.02 per share to shareholders of record as of August 31, 2021, payable on September 30, 2021. Adjusted for the impact of the supplemental dividend related to this quarter’s earnings, the Company’s Q2 pro forma NAV per share was $16.83.

As of June 30, 2021, 0.02% of the portfolio at fair value was on non-accrual status, which is flat compared to March 31, 2021. No new portfolio companies were added to non-accrual during the quarter.

Net Income Per Share
Q2 2021 (adjusted):	$0.88
Q2 2021:	$0.80

Annualized ROE
Q2 2021 (Adj NII):	11.0%
Q2 2021 (Adj NI):	21.4%
Q2 2021 (NII):	9.2%
Q2 2021 (NI):	19.5%

NAV
Q2 2021 ($MM):	$1,223.8
Q2 2021 (per share)	$16.85
Q2 2021 (per share, PF):	$16.83

Dividends Declared (per share)
Q2 2021 (Base):	$0.41
LTM Q2’21 (Base):	$1.64
LTM Q2’21 (Supp/Special):	$1.46
LTM Q2’21 (Total):	$3.10

Portfolio and Investment Activity

For the quarter ended June 30, 2021, new investment commitments totaled $303.1 million. This compares to $145.4 million for the quarter ended March 31, 2021.

For the quarter ended June 30, 2021, the principal amount of new investments funded was $265.2 million in seven new portfolio companies and eight existing portfolio companies. For this period, the Company had $107.8 million aggregate principal amount in exits and repayments. For the quarter ended March 31, 2021, the principal amount of new investments funded was $130.4 million in two new portfolio companies and six existing portfolio companies. For that period, the Company had $85.1 million aggregate principal amount in exits and repayments.

As of June 30, 2021 and March 31, 2021, the Company had investments in 72 and 68 portfolio companies, respectively, with an aggregate fair value of $2,570.0 million and $2,382.7 million, respectively. As of June 30, 2021, the average investment size in each portfolio company was $35.7 million based on fair value.

As of June 30, 2021, the Company’s portfolio based on fair value consisted of 93.6% first-lien debt investments, 0.2% second-lien debt investments, 0.7% mezzanine investments, and 5.5% equity and other investments. As of March 31, 2021, the Company’s portfolio based on fair value consisted of 94.9% first-lien debt investments, 0.2% second-lien debt investments, 0.6% mezzanine investments, and 4.3% equity and other investments.

As of June 30, 2021 and March 31, 2021 approximately 93.8% and 95.1% of the portfolio was invested in secured debt, respectively.

As of June 30, 2021, 98.9% of debt investments based on fair value in the portfolio bore interest at floating rates (when including investment specific hedges), with 99.2% of these subject to LIBOR floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Convertible Notes and other Notes, which bear interest at fixed rates, the Company has entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

For both of the periods ended June 30, 2021 and March 31, 2021, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 9.8%, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 10.1%.

1.	Calculation includes income earning debt investments only.

Origination Activity
Commitments:	$303.1MM
Fundings:	$265.2MM
Net Fundings:	$157.4MM

Average Investment Size
$35.7MM (1.4% of the portfolio at fair value)

First Lien Debt Investments (% FV)
93.6%

Secured Debt Investments (% FV)
93.8%

Floating Rate Debt Investments[1] (% FV)
98.9%

Weighted Average Yield of Debt and Incoming-Producing Securities
Yield at Fair Value:	9.8%
Yield at Amortized Cost:	10.1%

Results of Operations for the Three Months Ended June 30, 2021

Total Investment Income

For the three months ended June 30, 2021 and 2020, investment income was $62.8 million and $70.3 million, respectively. The decrease in interest from investments was primarily the result of a decrease in prepayment fees and accelerated amortization of upfront fees related to paydowns, partially offset by an increase in interest earned due to a larger average portfolio size for the period ended June 30, 2021 compared to the same period in 2020.

Net Expenses

Net expenses totaled $35.2 million and $29.8 million for the three months ended June 30, 2021 and 2020, respectively. The increase in expenses was primarily driven by accrued capital gains incentive fees related to cumulative gains in excess of cumulative losses less capital gains incentive fees paid inception‐to-date.

Debt and Capital Resources

As of June 30, 2021, the Company had $18.5 million in cash and cash equivalents (including $15.3 million of restricted cash), total principal value of debt outstanding of $1,326.0 million, and $1,099.3 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 2.3% for both the three-month periods ended June 30, 2021 and March 31, 2021. At June 30, 2021, the Company’s debt to equity ratio was 1.08x, compared to 0.92x at March 31, 2021. Average debt to equity was 1.07x for the three-month period ended June 30, 2021, compared to 0.93x for the three-month period ended March 31, 2021.

1.

Daily average debt outstanding during the quarter divided by the daily average net assets during the quarter. Daily average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

Total Investment Income
$62.8MM

Net Expenses
$35.2MM

Total Principal Debt Outstanding
$1,326.0MM

Debt-to-Equity Ratio
Q2 2021 Quarter End:	1.08x
Q2 2021 Average[1]:	1.07x

LIQUIDITY AND FUNDING PROFILE

Liquidity

The following tables summarize the Company’s liquidity at June 30, 2021 and changes to unfunded commitments since March 31, 2021.

Revolving Credit Facility		Unfunded Commitment Activity
Revolver Capacity	$1,485	Unfunded Commitments (See Note 8 in 3/31/21 10-Q)	$162
Drawn on Revolver	($386)	Extinguished Unfunded Commitments	($7)
Unrestricted Cash Balance	$3	New Unfunded Commitments	$41
Total Liquidity (Pre-Unfunded Commitments)	$1,102	Net Drawdown of Unfunded Commitments	($5)
Available Unfunded Commitments[1]	($121)	Total Unfunded Commitments	$191
Total Liquidity (Burdened for Unfunded Commitments)	$981	Unavailable Unfunded Commitments[1]	($70)
		Available Unfunded Commitments[1]	$121
1.

Commitments may be subject to limitations on borrowings set forth in the agreements between the Company and the applicable portfolio company. As a result, portfolio companies may not be eligible to borrow the full commitment amount on such date.

Note: May not sum due to rounding.

Funding Profile

At June 30, 2021, the Company’s funding mix was comprised of 71% unsecured and 29% secured debt. As illustrated below, the Company’s nearest debt maturity is in August 2022 at $143 million, and the weighted average remaining life of investments funded with debt was ~2.4 years, compared to a weighted average remaining maturity on debt of ~4.1 years.

*Includes $25 million of non-extending commitments with a maturity of January 31, 2025 and a revolving period ending January 31, 2024.

1.

Net of Deferred Financing Costs and Interest Rate Fair Value Hedging. Deferred Financing Costs total $19.7M at 6/30/20, $18.4M at 9/30/20, $17.2M at 12/31/20, $23.7M at 3/31/21 and $22.3M at 6/30/21. Fair value hedge on interest rate swaps related to the 2024 and 2026 notes total $19.3M at 6/30/20, $18.1M at 9/30/20, $16.8M at 12/31/20, $2.2M at 3/31/21 and $4.5M at 6/30/21.

2.

Weighted by amortized cost of debt investments. Investments are financed by debt and permanent equity capital.  This analysis assumes longer-dated investments are currently funded by permanent equity capital (49% of investments) and the remaining (shorter-dated) investments (51% of investments) are currently funded by debt financing. Investments for purposes of this analysis exclude unfunded commitments, and permanent equity capital is defined as 6/30/21 net assets.

3.	Weighted by gross commitment amount.

Note: Numbers may not sum due to rounding.

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on August 4, 2021. Please visit TSLX’s webcast link located on the Events & Presentations page of the Investor Resources section of TSLX’s website http://www.sixthstreetspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508

International: +1 (253) 237-1122

Conference ID: 8937188

All callers will need to enter the Conference ID followed by the # sign and reference “Sixth Street Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on August 4 through August 11 via a webcast link located on the Investor Resources section of TSLX’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 8937188

Financial Highlights

(Amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	June 30, 2021	March 31, 2021	June 30, 2020
Investments at Fair Value	$2,570.0	$2,382.7	$1,983.8
Total Assets	$2,608.4	$2,417.9	$2,018.6
Net Asset Value Per Share	$16.85	$16.47	$16.08
Supplemental Dividend Per Share	$0.02	$0.06	$0.00
Special Dividend Per Share	$0.00	$0.00	$0.00
Pro Forma Net Asset Value Per Share (1)	$16.83	$16.41	$16.08

Investment Income	$62.8	$66.2	$70.3
Adjusted Net Investment Income(2)	$33.0	$36.8	$39.5
Adjusted Net Income (2)	$64.0	$61.2	$95.9
Accrued Capital Gains Incentive Fee Expense	$5.6	$4.5	$0.0
Net Investment Income	$27.4	$32.3	$39.5
Net Income	$58.4	$56.7	$95.9

Adjusted Net Investment Income Per Share(2)	$0.46	$0.53	$0.59
Adjusted Net Income Per Share(2)	$0.88	$0.88	$1.43
Accrued Capital Gains Incentive Fee Expense Per Share	$0.08	$0.07	$0.00
Net Investment Income Per Share	$0.38	$0.46	$0.59
Net Income Per Share	$0.80	$0.81	$1.43

Annualized Return on Equity (Adjusted Net Investment Income) (2) (3)	11.0%	13.3%	15.6%
Annualized Return on Equity (Adjusted Net Income) (2) (3)	21.4%	22.1%	38.0%
Annualized Return on Equity (Net Investment Income)(3)	9.2%	11.7%	15.6%
Annualized Return on Equity (Net Income)(3)	19.5%	20.5%	38.0%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	9.8%	9.8%	10.0%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	10.1%	10.1%	10.0%
Percentage of Debt Investment Commitments at Floating Rates (4)	98.9%	99.0%	98.8%

1.	Pro forma net asset value per share gives effect to the supplemental dividend declared related to earnings or special dividend in the applicable period.
2.

Adjusted to exclude the capital gains incentive fee that was accrued, but not paid, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception to date.

3.	Return on equity is calculated using prior period’s ending net asset value per share.
4.	Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate. Calculation includes income earning debt investments only.

Financial Statements and Tables

Sixth Street Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2021	2020
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $2,414,123 and $2,187,427, respectively)	$2,511,435	$2,249,302
Non-controlled, affiliated investments (amortized cost of $12,779 and $12,892, respectively)	18,870	12,892
Controlled, affiliated investments (amortized cost of $61,852 and $58,709, respectively)	39,687	36,676
Total investments at fair value (amortized cost of $2,488,754 and $2,259,028, respectively)	2,569,992	2,298,870
Cash and cash equivalents (restricted cash of $15,315 and $10,815, respectively)	18,494	13,274
Interest receivable	13,990	8,583
Prepaid expenses and other assets	5,880	17,866
Total Assets	$2,608,356	$2,338,593
Liabilities
Debt (net of deferred financing costs of $22,287 and $17,246, respectively)	$1,304,841	$1,110,363
Management fees payable to affiliate	9,287	8,435
Incentive fees on net investment income payable to affiliate	6,995	7,252
Incentive fees on net capital gains accrued to affiliate	11,525	1,421
Dividends payable	29,774	27,728
Other payables to affiliate	3,272	2,632
Other liabilities	18,849	19,447
Total Liabilities	1,384,543	1,177,278
Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 72,945,727 and 67,980,253 shares issued, respectively; and 72,649,683 and 67,684,209 share outstanding, respectively	729	680
Additional paid-in capital	1,129,621	1,025,676
Treasury stock at cost; 296,044 and 296,044 shares held, respectively	(4,291)	(4,291)
Distributable earnings	97,754	139,250
Total Net Assets	1,223,813	1,161,315
Total Liabilities and Net Assets	$2,608,356	$2,338,593
Net Asset Value Per Share	$16.85	$17.16

Sixth Street Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$59,720	$61,115	$121,484	$121,881
Dividend income	770	445	1,277	876
Other income	1,136	6,439	3,414	9,227
Total investment income from non-controlled, non-affiliated investments	61,626	67,999	126,175	131,984
Investment income from non-controlled, affiliated investments:
Interest from investments	209	1,245	420	2,482
Dividend income	—	—	545	—
Other income	—	19	—	37
Total investment income from non-controlled, affiliated investments	209	1,264	965	2,519
Investment income from controlled, affiliated investments:
Interest from investments	989	971	1,925	1,998
Other income	4	—	4	3
Total investment income from controlled, affiliated investments	993	971	1,929	2,001
Total Investment Income	62,828	70,234	129,069	136,504
Expenses
Interest	10,190	9,851	19,143	22,760
Management fees	9,417	7,666	18,156	15,831
Incentive fees on net investment income	6,996	8,372	14,807	15,513
Incentive fees on net capital gains	5,589	—	10,104	—
Professional fees	1,785	1,979	3,180	3,624
Directors’ fees	174	195	368	423
Other general and administrative	1,254	1,702	3,119	3,212
Total expenses	35,405	29,765	68,877	61,363
Management fees waived	(130)	—	(130)	—
Net Expenses	35,275	29,765	68,747	61,363
Net Investment Income Before Income Taxes	27,553	40,469	60,322	75,141
Income taxes, including excise taxes	165	1,000	625	2,010
Net Investment Income	27,388	39,469	59,697	73,131
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	26,075	62,002	35,438	(30,757)
Non-controlled, affiliated investments	4,008	4,310	6,090	2,916
Controlled, affiliated investments	(132)	(1,215)	(132)	(14,723)
Translation of other assets and liabilities in foreign currencies	445	(8,379)	578	5,420
Interest rate swaps	(1,451)	516	(3,273)	9,698
Total net change in unrealized gains (losses)	28,945	57,234	38,701	(27,446)
Realized gains (losses):
Non-controlled, non-affiliated investments	2,022	—	16,641	75
Non-controlled, affiliated investments	—	—	(33)	—
Controlled, affiliated investments	—	(1,539)	—	(3,636)
Extinguishment of debt	—	739	—	739
Foreign currency transactions	(1)	(33)	—	(92)
Total net realized gains (losses)	2,021	(833)	16,608	(2,914)
Total Net Unrealized and Realized Gains (Losses)	30,966	56,401	55,309	(30,360)
Increase in Net Assets Resulting from Operations	$58,354	$95,870	$115,006	$42,771
Earnings per common share—basic	$0.80	$1.43	$1.62	$0.64
Weighted average shares of common stock outstanding—basic	72,556,471	66,957,883	71,131,732	66,807,081
Earnings per common share—diluted	$0.74	$1.43	$1.50	$0.64
Weighted average shares of common stock outstanding—diluted	80,249,527	66,957,883	78,824,788	66,807,081

The Company’s investment activity for quarter ended June 30, 2021 and 2020 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	June 30, 2021	June 30, 2020
New investment commitments:
Gross originations	$660.3	$441.4
Less: Syndications/sell downs	357.2	352.2
Total new investment commitments	$303.1	$89.2
Principal amount of investments funded:
First-lien	$243.8	$62.9
Second-lien	—	5.0
Mezzanine	4.0	3.8
Equity and other	17.4	4.8
Total	$265.2	$76.5
Principal amount of investments sold or repaid:
First-lien	$101.2	$210.7
Second-lien	—	—
Mezzanine	—	—
Equity and other	6.6	—
Total	$107.8	$210.7
Number of new investment commitments in new portfolio companies	7	6
Average new investment commitment amount in new portfolio companies	$36.6	$9.5
Weighted average term for new investment commitments in new portfolio companies (in years)	4.9	4.7
Percentage of new debt investment commitments at floating rates (1)	98.2%	87.0%
Percentage of new debt investment commitments at fixed rates	1.8%	13.0%
Weighted average interest rate of new investment commitments	9.2%	10.2%
Weighted average spread over LIBOR of new floating rate investment commitments (1)	9.1%	9.9%
Weighted average interest rate on investments fully sold or paid down	9.0%	9.1%

(1)	Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate.

About Sixth Street Specialty Lending

Sixth Street Specialty Lending is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. The Company is externally managed by Sixth Street Specialty Lending Advisers, LLC, an affiliate of Sixth Street and a Securities and Exchange Commission (“SEC”) registered investment adviser. The Company leverages the deep investment, sector, and operating resources of Sixth Street, a global investment firm with over $50 billion of assets under management. For more information, visit the Company’s website at www.sixthstreetspecialtylending.com.

About Sixth Street

Sixth Street is a global investment firm with over $50 billion in assets under management and committed capital. Sixth Street uses its long-term flexible capital, cross-platform approach, and data-enabled capabilities to develop themes and offer solutions to companies across all stages of growth. Sixth Street operates nine diversified, collaborative investment platforms: TAO, Growth, Specialty Lending, Fundamental Strategies, Infrastructure, Opportunities, Insurance, Agriculture, and Credit Market Strategies. Founded in 2009, Sixth Street has more than 320 team members including over 145 investment professionals operating from nine locations around the world. For more information, visit www.sixthstreet.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition, including expectations with respect to the Company’s portfolio companies. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements.

Investors:

Lucy Lu, 212-601-4753
Sixth Street Specialty Lending
IRTSLX@sixthstreet.com

Media:

Patrick Clifford, 617-793-2004
Sixth Street
PClifford@sixthstreet.com